Exhibit 10.4

Nektar Therapeutics

2012 Performance Incentive Plan

Performance Restricted Stock Unit Agreement

Pursuant to your Restricted Stock Unit Grant Notice, which may be in such form (including electronic form) as prescribed by the Administrator from time to time (“Grant Notice”), and this Performance Restricted Stock Unit Agreement (“Agreement”) (collectively, the “Award”), Nektar Therapeutics (the “Company”) has awarded to you, as of the date of grant specified in the Grant Notice (the “Date of Grant”), pursuant to its 2012 Performance Incentive Plan (the “Plan”), the number of “Restricted Stock Units” as indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

1.           Vesting. Your Award is subject to both the time-based and performance-based vesting requirements provided below in this Section 1, provided that vesting will cease upon the termination of your continuous employment or service with the Company or any of its Subsidiaries (your “Continuous Service”). Notwithstanding the foregoing, in the event your Continuous Service is terminated as a result of your death, the time-based and performance-based vesting requirements shall be deemed satisfied and your Award shall become fully vested as of the date of such termination.

(a)          Time-Based Vesting. Subject to Section 1(b) below, your Award will vest in twelve (12) substantially equal installments (each a “Quarterly Vesting Date”) following the Vesting Commencement Date specified in the Grant Notice, subject in each case to your Continuous Service through the applicable Quarterly Vesting Date.

(b)          Performance-Based Vesting. Notwithstanding the vesting schedule set forth in Section 1(a), the vesting of your Award is contingent upon the achievement by the Company of the performance goal set forth below in this Section 1(b) (the “Performance Goal”) at any time during the period of five (5) years commencing on the Date of Grant (the “Performance Period”). If the Company achieves the Performance Goal during the Performance Period and your Continuous Service with the Company continues through the date on which the Performance Goal is achieved, your Award shall be vested on the next Quarterly Vesting Date following the date that the Performance Goal is achieved to the extent the time-based vesting requirements set forth in Section 1(a) had been previously met and, as to any portion of your Award that is outstanding and unvested on such date, shall continue to be eligible to vest in accordance with the vesting schedule set forth in Section 1(a). In the event that the Company does not achieve the Performance Goal set forth below on or before the last day of the Performance Period (and the Award has not previously vested in connection with your death as provided above in Section 1(a) or in connection with a corporate transaction as provided in Section 7.2 of the Plan), your Award, to the extent then outstanding, will terminate on the last day of the Performance Period.

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2.           The Performance Goal applicable to your Award shall be the filing and acceptance by the Company, or a collaboration partner of the Company, of either a new drug application (a “NDA”) or biologics license application (a “BLA”) with the United States Food and Drug Administration or a marketing authorization application with the European Medicines Agency (an “MAA”) for any Proprietary Company Program (as hereinafter defined), including without limitation, any one of the following drug candidates: (1) etirinotecan pegol (a topoisomerase I inhibitor); (2) NKTR-061/Amikacin Inhale (a drug-device combination for an inhaled solution of amikacin); (3) Ciprofloxacin Dry Powder for Inhalation; or (4) NKTR-181 (an oral opioid analgesic drug candidate). For the purposes of the foregoing, a “Proprietary Company Program” includes drug candidates for which the Company acts as the sponsor of the NDA, BLA or MAA, as the case may be, or drug candidates licensed by the Company to a third party (and in such case the third party is the sponsor of the NDA, BLA or MAA, as the case may be) in which the Company is entitled to an average potential royalty on net sales of the drug candidate equal to or greater than 7.5%. The “average potential royalty on net sales” is determined by the quotient of (x) the sum of the lowest and highest applicable royalty rate payable to the Company based on net sales of the drug candidate, divided by (y) 2.

3.           Dividends. You shall not receive any payment or other adjustment in the number of Restricted Stock Units subject to this Award for dividends or other distributions that may be made in respect of the shares of Common Stock to which your Restricted Stock Units relate.

4.           Distribution of Shares of Common Stock. On or as soon as administratively practical following the applicable Quarterly Vesting Date of the applicable portion of the total Award pursuant to the Grant Notice or the Plan (and in all events not later than two and one-half months after the applicable Quarterly Vesting Date), the Company will issue to you a number of shares of Common Stock equal to the number of Restricted Stock Units subject to your Award that vested on such date; provided, however, that in the case of a termination of your Continuous Service after the achievement of the Performance Goal but prior to the next Quarterly Vesting Date, the shares of Common Stock subject to the portion of the Award that vested upon the achievement of the Performance Goal and your Continuous Service through the preceding Quarterly Vesting Date, shall be issued to you no later than two and one-half months following your termination of Continuous Service. Prior to the issuance to you of the shares of Common Stock subject to the Award, you shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.           Adjustments. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 7.1 of the Plan.

6.           Securities Law Compliance. You may not be issued any shares of Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

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7.           Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Grant Notice to which it is attached.

8.           Restrictive Legends. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

9.           Transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 4 of this Agreement.

10.         Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue such service. In addition, nothing in your Award shall obligate the Company or a Subsidiary, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director or consultant for the Company or a Subsidiary.

11.         Unsecured Obligation. Your Award is unfunded, and as a holder of vested Restricted Stock Units subject to your Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to Section 4 of this Agreement. As used herein, the term “Restricted Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Section 5 of this Agreement) solely for purposes of the Award. The Restricted Stock Units shall be used solely as a device for the determination of the payment, if any, to eventually be made to you if such Restricted Stock Units vest pursuant to this Agreement. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

11.         Tax Obligations.

(a)          The Company shall have no obligation to deliver shares of Common Stock until the tax withholding obligations of the Company and its Subsidiaries have been satisfied by you.

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(b)          Upon each applicable vesting date, the Company’s designated third party plan administrator (i.e. E*Trade or such successor third party administrator as the Company may designate from time to time) shall sell a number of shares of Common Stock that are issued under the Award, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional shares, as necessary, to account for rounding and market fluctuations, and shall pay such tax withholding amounts to the Company. The shares of Common Stock may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to you resulting from the procedure permitted under this Section 11, including, without limitation, tax consequences and any loss of prospective stock appreciation, shall be your sole responsibility and there shall be no liability to the Company for any adverse consequences of any nature whatsoever.

(c)          You hereby acknowledge that you understand that you may suffer adverse tax consequences as a result of your participation in the Plan. You hereby represent that you have consulted with any tax consultants you deem advisable in connection with the Award or disposition of the shares of Common Stock received under the Award and that you are not relying on the Company for any tax advice.

(d)          Payments contemplated with respect to the Award are intended to comply with the short-term deferral exemption under Section 409A of the Code, and the provisions of this Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any contrary provision in the Plan or in the Agreement, if any provision of the Plan or the Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause the Awards to be subject to additional taxes, accelerated taxation, interest or penalties under Section 409A of the Code, the Company may, in its sole discretion and without your consent, modify the Plan and/or the Agreement: (i) to comply with, or avoid being subject to, Section 409A of the Code, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Section 409A of the Code, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. This Section 11(d) does not create an obligation on the part of the Company to modify the Plan or the Agreement and does not guarantee that the Award will not be subject to additional taxes, interest or penalties under Section 409A of the Code.

12.         Employment Conditions. In accepting the Award, you acknowledge that:

(a)          Any notice period mandated under the laws of the local jurisdiction shall not be treated as service for the purpose of determining the vesting of the Award; and your right to receive shares of Common Stock in settlement of the Award after termination of service, if any, will be measured by the date of termination of your status as an employee and will not be extended by any notice period mandated under the local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your status as an employee has terminated and the effective date of such termination.

(b)          The vesting of the Award shall cease upon, and no portion of the Award shall become vested following, your termination as an employee for any reason except as may be explicitly provided by the Plan or this Agreement. Unless otherwise provided by the Plan or this Agreement, the unvested portion of the Award at the time of your termination as an employee will be forfeited.

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(c)          The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, subject to Section 8.6.5 of the Plan.

(d)          The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(e)          All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(f)          You are voluntarily participating in the Plan.

(g)         The Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of your employment contract, if any. In addition, the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h)         The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. If you obtain shares upon settlement of the Award, the value of those shares may increase or decrease.

(i)          No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares of Common Stock acquired upon settlement of the Award resulting from termination of your status as an employee (for any reason whether or not in breach of the local law) and you irrevocably release the Company and each Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

13.         Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14.         Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.         Amendment. Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 3 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement.

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16.         Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for you by the Company, or, upon deposit in the local postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)          The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically the notices called for under the Agreement or the Plan to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)          You acknowledge that you have read this Section 16 of this Agreement and consent to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the notices, as described in the Agreement or the Plan. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in this Section 16 or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by contacting SOProcessing@nektar.com to notify the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in this Section 16.

17.         Miscellaneous.

(a)          The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)          You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

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(c)          You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

18.         Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

19.         Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

20.         Clawback Policy. The Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock Units or any shares of Common Stock or other cash or property received with respect to the Restricted Stock Units (including any value received from a disposition of the shares acquired upon payment of the Restricted Stock Units).

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